THIS FOURTH AMENDMENT is made the 17th day of September, 1997 to an Agreement
dated 20 August 1996, and amended 18th November 1996 and                  1997
("the Agreement")

BETWEEN

COULTER PHARMACEUTICAL INC. of 550, California Avenue, Suite 200, Palo Alto, CA 94306, USA ("the Customer")

AND

LONZA BIOLOGICS PLC of 228 Bath Road, Slough, Berkshire, SL1 4DY, England ("Lonza").

WHEREAS:

A. The parties entered into the Agreement pursuant to which Lonza agreed to provide Services to the Customer to develop a Process for production of Product; and

B. Customer now wishes Lonza to perform certain additional Services in association with the above mentioned development and manufacture of Product; and

C. Lonza is prepared to provide such additional Services on the terms and conditions set out herein.

NOW THEREFORE it is hereby agreed to amend the terms of the Agreement as follows:


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.      A new Stage 15 shall be added to Schedule 2 as follows:

    "Stage 15 - Validation of [*].

    15.1    Objectives

        15.1.1 To obtain [*] data for [*] model [*] across the Process used in the purification of bulk Product. The study will be designed to be included in a Biologics Licence Application.

        15.1.2 To review in the study report the appropriateness, or otherwise, of any of the Process steps as a [*] step.


    15.2    Activities

        15.2.1 Design a scaled-down process for the [*] steps. This will mimic as closely as possible the manufacturing scale Process. Agree a GMP study protocol with the Customer. Agree which Testing Laboratory to use with the Customer.

        15.2.2 Collect samples from a [*] scale manufacturing batch of Product. Samples will be collected at appropriate points prior to the [*] steps and the [*].

        15.2.3 Validate the scaled-down process for each of the [*] steps without a [*]. Compare the [*] profile, Product yield and purity with the full manufacturing Process.

        15.2.4 Repeat the scaled-down process for each of the [*] steps, each spiked separately with the [*] as agreed in the study protocol. The [*] will be prepared and assayed by personnel at the Testing Laboratory. The [*] experiments will be carried out by Lonza personnel in the Testing Laboratory's facility.

        15.2.5 Assay [*] recovered in Product-containing fractions (to allow calculation of [*]) and selected unbound and wash fractions to determine where possible where [*] is removed and hence identify critical steps in the Process.

        15.2.6  Evaluate the extent of [*] on [*].

        15.2.7 Evaluate the [*] effects of Process materials and/or interference with [*]. Evaluate the inactivation of selected [*] by the [*] for the [*] and the column regeneration conditions for the [*].

        15.2.8 Calculate [*] factors for each step by dividing total [*] applied to each [*] to that recovered with Product.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3

        15.2.9 Issue a final study report to the Customer, copies of data generated under Stage 15 if requested by the Customer and deviations and amendments to the protocol agreed under 15.2.1. Twice during the course of this Stage 15 if requested by the Customer (and more frequently if agreed between the parties) Lonza will issue to the Customer unaudited interim data summaries provided such requests from the Customer are reasonable in nature.

15.3    Timescale

        Stage 15 will be complete on issue of the final report under activity
        15.2.9. It is estimated that this final report will be issued [*] from commencement of State 15."






















[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4


2.      The following shall be added to Clauses 1 and 2 of Schedule 3:

"1.     Price

        In consideration for Lonza carrying out the Services as detailed in
        Schedule 2 (Stage 15) the Customer shall pay Lonza as follows:

        Stage                                        Price (UK Sterling)
        -----                                        -------------------

        Stage 15 -- Evaluation of [*]                        [*]


(1) The Price for this Stage does not include Testing Laboratory charges which will be passed on directly to the Customer.

2.      Payment

        Payment by the Customer of the Price for Stage 15 shall be made against Lonza's invoices as follows:

        2.1     For Stage 15

                [*] upon commencement of Stage 15
                [*] upon completion of Stage 15
                Testing Laboratory charges will be
                invoiced to the Customer on completion of Stage 15."

        3. Save as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first above written.


Signed for and on behalf of             /s/ SIMON STURGE
LONZA BIOLOGICS PLC                     ----------------------------------------
                                        CEO
                                        ----------------------------------------

Signed for and on behalf of             /s/ WILLIAM G. HARRIS
COULTER PHARMACEUTICAL INC.             ----------------------------------------
                                        Vice President and CFO
                                        ----------------------------------------



[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.